SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2003

Wells Real Estate Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

IBM Reston Buildings

On June 27, 2003, Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. (“Registrant”), purchased a six-story office building and a two-story office building containing approximately 141,000 aggregate rentable square feet located on an approximately 4.56-acre tract of land at 11107 & 11109 Sunset Hills Road in Reston, Virginia (the “IBM Reston Buildings”) for a purchase price of approximately $28.6 million. The IBM Reston Buildings were purchased from Sunset Hills, LLC, a Delaware limited liability company not in any way affiliated with the Registrant, Wells OP or Wells Capital, Inc. (the “Advisor”).

The IBM Reston Buildings, which were built in 1984 and 1985, respectively, are leased to International Business Machines Corporation (“IBM”) (approximately 71%) and Tellabs Reston, Inc. (“Tellabs”) (approximately 29%).

IBM, a company whose shares are publicly traded on the New York Stock Exchange (“NYSE”), manufactures and sells computer services, hardware and software and is the most diversified provider of computer products and services in the United States. IBM reported a net worth, as of December 31, 2002, of approximately $22.8 billion. The current annual base rent payable under the IBM lease, which expires in 2012, is approximately $2.4 million. In addition, IBM has the right to terminate the IBM lease (1) in 2007 by paying an approximately $2.3 million termination fee, or (2) in 2009 by paying an approximately $1.1 million termination fee.

Tellabs is a wholly-owned subsidiary of Tellabs, Inc., a company whose shares are publicly traded on NASDAQ which designs, manufactures, markets and services optical networking, broadband access and voice-quality enhancement solutions. The current annual base rent payable under the Tellabs lease, which expires in 2011, is approximately $1.2 million. In addition, Tellabs has obtained an approximately $2.5 million letter of credit from Silicon Valley Bank to serve as additional security for payments under the lease.

ISS Atlanta III Building

On July 1, 2003, Wells OP purchased a three-story office building containing approximately 50,400 rentable square feet (the “ISS Atlanta III Building”) located at 859 Mount Vernon Highway in Atlanta, Georgia for a purchase price of $10.0 million. The ISS Atlanta III Building was purchased from Spring Creek Partners, LLC, a Georgia limited liability company not in any way affiliated with the Registrant, Wells OP or the Advisor. The ISS Atlanta III Building is the third building in a three building complex. In 2002, Wells OP purchased two five-story office buildings containing approximately 238,600 aggregate rentable square feet which are immediately adjacent to the ISS Atlanta III Building.

The entire rentable area of the ISS Atlanta III Building is leased to Internet Security Systems, Inc., a Georgia corporation (“ISS”). The ISS Atlanta lease is guaranteed by the parent of ISS, Internet Security Systems, Inc., a Delaware corporation (“ISS, Inc.”), whose shares are traded on NASDAQ. ISS, Inc. provides computer security solutions to networks, servers and desktop computers for organizational customers, including corporate customers and governmental units. ISS, Inc. reported a net worth, as of December 31, 2002, of approximately $464.6 million.

The ISS Atlanta III lease is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) that expires in 2013. The current annual base rent payable under the ISS Atlanta III lease is approximately $1.0 million. In addition, ISS has obtained a $2.5 million letter of credit from Wachovia Bank, N.A. to serve as additional security for payments under the lease. ISS has the right to apply to the Development Authority of Fulton County (“Development Authority”) for tax abatement benefits in connection with the recent construction of the ISS Atlanta III Building, which, if successful, will result in Wells OP transferring fee simple title to the land and improvements to the Development Authority in connection with the issuance of Development Authority of Fulton County Taxable Revenue Bonds (“Bonds”) and retaining ownership of an interest in the ISS Atlanta III Building by taking back a ground lease on the land and improvements. Fee title interest to the land and improvements will be transferred back to Wells OP upon payment of the outstanding balance on the Bonds, either by prepayment by Wells OP or at the expiration of the ground lease. Pursuant to the ISS Atlanta III lease, ISS is required to pay all costs associated with the application for tax abatement benefits.

Since the ISS Atlanta III Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that financial information about the guarantor of the lease, ISS, Inc., is more relevant to investors than financial statements of the property acquired.

ISS, Inc. currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding ISS, Inc. is taken from its previously filed public reports:

	For the Fiscal Year Ended
Consolidated Statements of Operations	12/31/2002	12/31/2001	12/31/2000
	(in thousands)
Revenues	$243,285	$223,559	$194,975
Operating Income	$8,023	$(24,158)	$20,569
Net Income	$1,779	$(15,458)	$18,315

	As of the Fiscal Year Ended
Consolidated Balance Sheet	12/31/2002	12/31/2001	12/31/2000
	(in thousands)
Total Assets	$546,568	$500,984	$240,240
Stockholders’ Equity	$464,556	$426,935	$188,389

For more detailed financial information regarding ISS, Inc., please refer to the financial statements of Internet Security Systems, Inc., which are publicly available with the SEC at http://www.sec.gov.

Lockheed Martin Rockville Buildings

On July 30, 2003, Wells OP purchased all of the membership interest in Meridian/Northwestern Shady Grove North, LLC (“North”), a Delaware limited liability company, which owns two four-story office buildings containing approximately 231,000 aggregate rentable square feet located on an approximately 8.91-acre tract of land at 9211 & 9221 Corporate Boulevard in Rockville, Maryland (the “Lockheed Martin Rockville Buildings”) for a purchase price of approximately $51.6 million. The Lockheed Martin Rockville Buildings were purchased from Meridian/Northwestern Shady Grove Holdings, LLC (“Holdings”), a Delaware limited liability company which owned the entire membership interest in North. Neither North nor Holdings is in any way affiliated with the Registrant, Wells OP or the Advisor.

The entire rentable square feet of the Lockheed Martin Rockville Buildings are leased under two separate lease agreements to Lockheed Martin Corporation (“Lockheed Martin”). Lockheed Martin, a company whose shares are publicly traded on the NYSE, is a technology company formed in March of 1995 with the merger of two other technology companies, Lockheed Corporation and Martin Marietta Corporation. Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. Lockheed Martin reported a net worth, as of December 31, 2002, of approximately $5.9 billion. The current aggregate annual base rent payable under the Lockheed Martin leases, which expire in 2009, is approximately $4.7 million.

Cingular Atlanta Building

On August 1, 2003, Wells OP purchased a 19-story office building containing approximately 413,000 aggregate rentable square feet located on an approximately 5.2-acre tract of land at 5565 Glenridge Connector, N.E. in Atlanta, Georgia (the “Cingular Atlanta Building”) for a purchase price of approximately $83.9 million. The Cingular Atlanta Building was purchased from Teachers Insurance and Annuity Association of America, a New York corporation not in any way affiliated with the Registrant, Wells OP or the Advisor.

The Cingular Atlanta Building, which was built in 2000, is primarily leased to Cingular Wireless, LLC (“Cingular”) (approximately 76%). Approximately 21% of the Cingular Atlanta Building is leased to four additional tenants, and approximately 3% of the Cingular Atlanta Building is currently vacant.

Cingular is a joint venture between the domestic wireless divisions of SBC Communications, Inc. and BellSouth Corporation. Cingular serves more than 22 million voice and data customers across the United States, provides cellular/PCS service in 43 of the top 50 markets nationwide, and provides corporate e-mail and other advanced data services. Cingular reported a net worth, as of December 31, 2002, of approximately $7.5 billion.

The current annual base rent payable under the Cingular lease, which expires in 2010, is approximately $8.9 million. Cingular has the right to terminate the Cingular lease in 2008 by paying a termination fee equal to all unamortized tenant improvement allowances and leasing commissions incurred by the landlord in connection with the Cingular lease, which is currently estimated to be approximately $2.7 million. The Cingular lease prohibits Wells OP from leasing any space in the Cingular Atlanta Building to another tenant in the telecommunications business.

The current aggregate annual base rent for the remaining four tenants is approximately $2.0 million.

Wells Management Company, Inc. (“Wells Management”), an affiliate of the Registrant and the Advisor, will manage the IBM Reston Buildings, the ISS Atlanta III Building, the Lockheed Martin Buildings and the Cingular Atlanta Building on behalf of Wells OP and will be paid asset and property management fees in the amount of up to 4.5% of the gross revenues from the IBM Reston Buildings, the ISS Atlanta III Building, the Lockheed Martin Buildings and the Cingular Atlanta Building, subject to certain limitations.

Item 7. Financial Statements and Exhibits

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before October 13, 2003, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

(b) Pro Forma Financial Information. See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT

TRUST, INC. (Registrant)

By: /s/ Leo F. Wells, III

Leo F. Wells, III

President

Date: August 14, 2003